As filed with the Securities and Exchange Commission on February 15, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LightPath Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0708398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(407) 382-4003
(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Albert Miranda
Chief Financial Officer LightPath Technologies, Inc. 2603 Challenger Tech Court, Suite 100 Orlando, Florida 32826
(407) 382-4003
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Jeffrey E. Decker, Esq. Alissa K. Lugo, Esq. Baker & Hostetler LLP 200 South Orange Avenue Orlando, Florida 32801 (407) 649-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Class A Common Stock, par value $0.01 per share
Warrants
Units
Total	$75,800,000	$7,026.66

(1)

There is being registered hereunder an indeterminate number of shares of (a) Class A common stock, (b) warrants to purchase Class A common stock, and (c) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares, at indeterminate prices, of Class A common stock as shall be issuable upon the exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $75,800,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities that may be offered or issued in connection with any stock splits, stock dividends, or similar transactions.

(2)

The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of by the Registrant of the securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains:

•

a base prospectus, which covers the offer, issuance, and sale by us of up to $75.8 million in the aggregate of the securities identified above from time to time in one or more offerings from time to time in one or more offerings; and

•

a sales agreement prospectus, which covers the offer, issuance, and sale by us in an “at the market offering” of up to a maximum aggregate offering price of $25.2 million of shares of our Class A common stock that may be issued and sold from time to time under a sales agreement dated February 15, 2022, by and between us and A.G.P./Alliance Global Partners, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any offering of securities pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The $25.2 million of shares of Class A common stock that may be offered, issued, and sold under the sales agreement prospectus is included in the $75.8 million of securities that may be offered, issued, and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the $25.2 million included in the sales agreement prospectus that has not been sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $25.2 million of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement subject to any applicable limitations set forth herein and therein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 15, 2022

$75,800,000
Class A Common Stock Warrants Units

From time to time, we may offer up to $75,800,000 aggregate dollar amount of shares of Class A common stock, par value $0.01 per share (“Class A common stock”), warrants to purchase our Class A common stock, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices, and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.  The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus.  The total amount of these securities will have an initial aggregate offering price of up to $75,800,000.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “LPTH.” The last reported sale price of our Class A common stock on February 9, 2022 was $2.83 per share. None of the other securities we may offer are currently traded on any securities exchange.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the securities may be offered and sold. If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus and in the documents that are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any of the securities, or any combination of the securities, described in this prospectus, in one or more offerings, up to a total offering price of $75.8 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and the securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or the securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front cover page of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of the securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that relate to the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with major facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have three direct wholly-owned subsidiaries. LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”) is located in Jiading, People’s Republic of China. Its facility is primarily used for sales and support functions. LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”) is located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our primary manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. ISP Optics Corporation, a New York corporation (“ISP”) is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. Its wholly-owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”) is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia.

Our Product Groups

Our business is organized into three product groups: precision molded optics (“PMOs”), infrared products, and specialty products. These product groups are supported by our major product capabilities: molded optics, thermal imaging optics, and custom designed optics.

Our PMO product group consists of visible precision molded optics with varying applications. Our infrared product group is comprised of infrared optics, both molded and diamond-turned, and thermal imaging assemblies. This product group also includes both conventional and CNC ground and polished lenses. Between these two product groups, we have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters. In addition, both product groups offer both catalog and custom designed optics. Our specialty product group is comprised of value-added products, such as optical subsystems, assemblies, and collimators, and non-recurring engineering (“NRE”) products, consisting of those products we develop pursuant to product development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications for our existing products to fit their particular needs or specifications. The timing and extent of any such product development is outside of our control.

Our Technologies

We and our customers support a wide range of industries, including automotive, telecommunications, defense, medical, bio-technology, industrial, consumer goods and more. A commonality among these industries is the use of photonics as an enabling technology in their products.

We continue to focus on developing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production. Among the manufacturing technologies we own are:

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•	High precision molded lenses. Historically, precision molding of lenses is the key technology we built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process, to individually polish each lens to shape. Precision molded optics, or PMOs, is a technology we continuously invest in, pushing the envelope further on what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area, as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

•	Traditional polishing, and diamond turned optics. Through the acquisition of ISP in fiscal 2017, we added to our capabilities a wide range of traditional fabrication processes. These include CNC grinding and polishing of optical elements, traditional grind and polishing of lenses, and diamond turning of infrared materials

•	Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Traditionally, infrared applications have only a small number of materials, all of which are crystal based. However, the introduction of synthetic Chalcogenide glass in recent years, which allows for synthesizing of different materials, has created a larger library of materials to design with. We produce four materials: BD6, our flagship Chalcogenide glass; (ii) BD2 which we have been producing for over 15 years; (iii) NaCl and (iv) KBr crystals. We believe that having a larger selection of optical materials will provide us more tools to design better solutions than exists with current materials, and we plan to continue to invest in our materials development. In addition, through a grant from Space Florida foundation and Israel’s ministry of science, we plan to qualify our Chalcogenide glass for space applications and in particular thermal imaging from space, which is a fast-growing application

•	Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is DLC, or Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that provides us the ability to design better optical solutions.

•	Assembly and testing. In recent years we have invested significantly in capabilities for sub-system level assemblies and testing in two of our facilities. Even more recently, we have added capabilities of active alignment, and extended testing including environmental testing, to support our growing business of optical assemblies and engineered solutions. We expect to continue to invest in this area as activity grows, and in particular in volume manufacturing and testing of assemblies.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents incorporated by reference herein and therein may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events, or performance, statements related to the expected effects on our business from the coronavirus (“COVID-19”) pandemic, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or other comparable terminology.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, please review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

(a)	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 13, 2021;

(b)

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 10, 2021 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, filed with the SEC on February 10, 2022;

(c)

our Current Reports on Form 8-K (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on September 27, 2021, November 15, 2021, and December 23, 2021;

(d)	Our Definitive Proxy Statement on Schedule 14A filed on September 27, 2021; and

(e)

the description of our Class A common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed on September 13, 2021, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person to whom a copy of this prospectus is delivered may obtain without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents). Requests for copies of documents should be directed to Investor Relations Department, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826, telephone number (407) 382.4003, or email at inv_rel@lighpath.com.

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RISK FACTORS

Investing in our securities involves substantial risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Report on Form 10-Q, and any other filings we make with the SEC from time to time, which are incorporated herein by reference in this prospectus, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include working capital, investments, reducing indebtedness, and acquisitions. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws, as further amended (the “Bylaws”), and as registered under Section 12 of the Exchange Act. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and to the provisions of the Delaware General Corporate Law (the “DGCL”). We encourage you to review complete copies of our Certificate of Incorporation and our Bylaws, and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 55,000,000 shares, divided into 50,000,000 shares of common stock, par value $0.01 per share (the “common stock”), and 5,000,000 shares of preferred stock. Under our Certificate of Incorporation, our board of directors (our “Board”) has the authority to issue such shares of common stock and preferred stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations, or restrictions thereof, if any, as provided for in a resolution or resolutions adopted by our Board and filed as designations.

Class A Common Stock

Of the 50,000,000 shares of common stock authorized in our Certificate of Incorporation, our Board has designated 44,500,000 shares as Class A common stock. As of February 9, 2022, 27,034,266 shares of our Class A common stock were outstanding. The remaining 5,500,000 shares of authorized common stock were designated as Class E-1 common stock, Class E-2 common stock, or Class E-3 common stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock.

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of LightPath. We have not paid any dividends and do not anticipate paying any dividends on our Class A common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our Class A common stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Class A common stock is not subject to redemption by us.

As of February 9, 2022, we have reserved for issuance 2,097,471 shares of our Class A common stock underlying outstanding restricted stock units, 417,401 shares of our Class A common stock for issuance upon the exercise of outstanding stock options, 532,385 shares of our Class A common stock for issuance under the 2018 Stock and Incentive Compensation Plan, and 277,443 shares of our Class A common stock for issuance under our 2014 Employee Stock Purchase Plan.

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Preferred Stock

Of the 5,000,000 shares of preferred stock authorized, our Board has previously designated:

•	250 shares of Preferred Stock as Series A Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock and may not be reissued;
•	300 shares of Preferred Stock as Series B Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock and may not be reissued;
•	500 shares of Preferred Stock as Series C Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock and may not be reissued;

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•	500,000 shares of Preferred Stock as Series D Preferred Stock, none of which have been issued; however, in 1998, our Board declared a dividend distribution as a right to purchase one share of Series D Preferred Stock for each outstanding share of Class A common stock upon occurrence of certain events. The rights expired on February 28, 2021; and
•	500 shares of our Preferred Stock as Series F Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock and may not be reissued.

Of the 5,000,000 shares of preferred stock, 4,498,450 shares of our preferred stock remain available for designation by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock could have the effect of restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock, impairing the liquidation rights of the Class A common stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Certain Provisions of our Certificate of Incorporation, our Bylaws, and the DGCL

Certain provisions in our Certificate of Incorporation and Bylaws, as well as certain provisions of the DGCL, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price of the shares held by stockholders. These provisions contained in our Certificate of Incorporation and Bylaws include the items described below.

•	Classified Board. Our Certificate of Incorporation provides that our Board is to be divided into three classes, as nearly equal in number as possible, with directors in each class serving three-year terms. Provisions of this type may serve to delay or prevent an acquisition of us or a change in our directors and officers.

•	No Written Consents. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

•	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, President, or a majority of our Board.

•	Stockholder Advance Notice Procedures. Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

•	No Cumulative Voting. Our Certificate of Incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares could be able to ensure the election of one or more directors.

•	Exclusive Forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the courts in the State of Delaware are, to the fullest extent permitted by applicable law, the sole and exclusive forum for any claims, including claims in the right of the Company, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

•	Undesignated Preferred Stock. Because our Board has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our Class A Common Stock, which could adversely affect the holders of our Class A Common Stock and could discourage a takeover of us even if a change of control of LightPath would be beneficial to the interests of our stockholders.

8

These and other provisions contained in our Certificate of Incorporation and Bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests.

In addition, we are subject to the provisions of Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless:

•	The board of directors of the corporation approved the business combination or other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•	Upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation and shares issued under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage, or prohibit transactions not approved in advance by our Board, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our Class A Common Stock.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL. Our Certificate of Incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	under Section 174 of the DGCL.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

In addition, our Bylaws provides that we are required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit action or proceeding by reason that such person is or was our officer, director, employee, or agent. Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law. Unless required by law, no such indemnification is required by us of any person initiating such suit, action, or proceeding without Board authorization. Expenses are payable in advance if, to the extent required by law, the indemnified party agrees to repay the amount if he or she is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

9

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Class A common stock. Warrants may be issued independently or together with our Class A common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Class A common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Class A common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

10

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

11

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time through underwriters, dealers, or agents, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We may use these methods in any combination.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in "at the market offerings" into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions, or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	the specific terms of any lock-up provisions in respect of any given offering;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses, and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of  LightPath Technologies, Inc. at June 30, 2021 and 2020, and for the years then ended, incorporated by reference in this prospectus and registration statement, have been audited by MSL, P.A., an independent registered public accounting firm, as set forth in their report thereon appearing in LightPath Technologies, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, and are included in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2022
(TO PROSPECTUS DATED FEBRUARY 15, 2022)

$25,200,000
Class A Common Stock

This prospectus supplement relates to the offer and sale, from time to time, of up to a maximum of $25,200,000 in aggregate sales price of shares of our Class A Common Stock, par value $0.01 per share (our “Class A common stock”), to or through A.G.P./Alliance Global Partners, or A.G.P., acting as sales agent or principal, in accordance with the terms of a sales agreement we have entered into with A.G.P.

Sales of our Class A common stock, if any, under this prospectus supplement will be made by any methods deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the sales agreement, A.G.P. is not required to sell any specific amount of securities, but will act as our sales agent or principal using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

A.G.P. will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Class A common stock on our behalf as sales agent or principal pursuant to the sales agreement. In connection with the sale of the Class A common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Our Class A common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LPTH.” The last reported sale price of our Class A common stock on Nasdaq on February 9, 2022 was $2.83 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus and in our reports filed with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our Class A common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is ________, 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should assume that the information contained in this prospectus supplement is accurate only as of the date on the front cover page of the applicable document and that any information we have incorporated by reference into this prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of shares of our Class A common stock.

In addition, we incorporate important information into this prospectus supplement by reference. You may obtain the information incorporated by reference into this prospectus supplement without charge by following the instructions under “Where You Can Find More Information” in this prospectus supplement. We urge you to carefully read this prospectus supplement and the information incorporated by reference and in any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering before buying any of the securities being offered under this prospectus supplement.

To the extent that any statement that we make in this prospectus supplement or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus supplement. Neither we nor the sales agent have authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You should not rely on any unauthorized information or representation.

This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus supplement and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-          ) that we filed with the SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $75.8 million in aggregate offering price of our securities. The shares of our Class A common stock that may be offered, issued, and sold under this prospectus supplement are included in the $75.8 million of our securities that may be offered, issued, and sold by us pursuant to our shelf registration statement.

Unless expressly stated otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus supplement and the documents incorporated by reference herein and therein may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events, or performance, statements related to the expected effects on our business from the coronavirus (“COVID-19”) pandemic, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or other comparable terminology.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this prospectus supplement. You should read this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus supplement and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, and the financial statements and other information incorporated by reference in this prospectus supplement, when making an investment decision. In this prospectus supplement, the terms “we,” “us,” and the “Company” refer LightPath Technologies, Inc. and its subsidiaries.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with major facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have three direct wholly-owned subsidiaries. LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”) is located in Jiading, People’s Republic of China. Its facility is primarily used for sales and support functions. LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”) is located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our primary manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. ISP Optics Corporation, a New York corporation (“ISP”) is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. Its wholly-owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”) is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia.

Our Product Groups

Our business is organized into three product groups: precision molded optics (“PMOs”), infrared products, and specialty products. These product groups are supported by our major product capabilities: molded optics, thermal imaging optics, and custom designed optics.

Our PMO product group consists of visible precision molded optics with varying applications. Our infrared product group is comprised of infrared optics, both molded and diamond-turned, and thermal imaging assemblies. This product group also includes both conventional and CNC ground and polished lenses. Between these two product groups, we have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters. In addition, both product groups offer both catalog and custom designed optics. Our specialty product group is comprised of value-added products, such as optical subsystems, assemblies, and collimators, and non-recurring engineering (“NRE”) products, consisting of those products we develop pursuant to product development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications for our existing products to fit their particular needs or specifications. The timing and extent of any such product development is outside of our control.

Our Technologies

We and our customers support a wide range of industries, including automotive, telecommunications, defense, medical, bio-technology, industrial, consumer goods and more. A commonality among these industries is the use of photonics as an enabling technology in their products.

S-3

We continue to focus on developing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production. Among the manufacturing technologies we own are:

•

High precision molded lenses. Historically, precision molding of lenses is the key technology we built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process, to individually polish each lens to shape. Precision molded optics, or PMOs, is a technology we continuously invest in, pushing the envelope further on what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area, as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

•

Traditional polishing, and diamond turned optics. Through the acquisition of ISP in fiscal 2017, we added to our capabilities a wide range of traditional fabrication processes. These include CNC grinding and polishing of optical elements, traditional grind and polishing of lenses, and diamond turning of infrared materials

•

Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Traditionally, infrared applications have only a small number of materials, all of which are crystal based. However, the introduction of synthetic Chalcogenide glass in recent years, which allows for synthesizing of different materials, has created a larger library of materials to design with. We produce four materials: BD6, our flagship Chalcogenide glass; (ii) BD2 which we have been producing for over 15 years; (iii) NaCl and (iv) KBr crystals. We believe that having a larger selection of optical materials will provide us more tools to design better solutions than exists with current materials, and we plan to continue to invest in our materials development. In addition, through a grant from Space Florida foundation and Israel’s ministry of science, we plan to qualify our Chalcogenide glass for space applications and in particular thermal imaging from space, which is a fast-growing application

•

Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is DLC, or Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that provides us the ability to design better optical solutions.

•

Assembly and testing. In recent years we have invested significantly in capabilities for sub-system level assemblies and testing in two of our facilities. Even more recently, we have added capabilities of active alignment, and extended testing including environmental testing, to support our growing business of optical assemblies and engineered solutions. We expect to continue to invest in this area as activity grows, and in particular in volume manufacturing and testing of assemblies.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus supplement.

S-4

THE OFFERING

Class A common Stock Offered:	Shares of our Class A common stock having an aggregate offering price of up to $25.2 million.

Plan of Distribution:	“At the market offering” that may be made from time to time through or to, A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-10.

Use of Proceeds:	We intend to use the net proceeds, if any, from this offering, for working capital, investments, acquisitions, and general corporate purposes. See “Use of Proceeds” on page S-8.

Risk Factors:

Investing in our Class A common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our Class A common stock.

Trading Symbol:	LPTH

S-5

RISK FACTORS

Investing in our Class A common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in the accompanying base prospectus and this prospectus supplement before acquiring any of our Class A common stock. These risks could have a material adverse effect on our business, results of operation or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying base prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus and any applicable prospectus supplement. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Class A Common Stock and the Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering for working capital, investments, acquisitions, and general corporate purposes. See the section entitled “Use of Proceeds” on page S-8 of this prospectus supplement. Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Historically, the price of our Class A common stock has been volatile and could continue to fluctuate substantially.

Historically, the market price of our Class A common stock has been volatile and could fluctuate based on a variety of factors, including:

•	fluctuations in commodity prices;
•	variations in results of operations;
•	announcements by us and our competitors;
•	legislative or regulatory changes;
•	general trends in the industry;
•	general market conditions;
•	litigation; and
•	other events applicable to our industries.

Sales of our Class A common stock in this offering, or the perception that such sales may occur, could cause the market price of our Class A common stock to fall.

Pursuant to this prospectus supplement and the accompanying base prospectus, we may issue and sell shares of our Class A common stock for aggregate gross proceeds of up to $25.2 million from time to time in connection with this offering. The issuance and sale from time to time of those new shares of Class A common stock, or our ability to issue these new shares of Class A common stock in this offering, could have the effect of depressing the market price of our Class A common stock.

S-6

A large number of shares may be sold in the market following this offering, which may depress the market price of our Class A common stock.

All of our shares of Class A common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Class A common stock may be sold in the public market following this offering, which may cause the market price of our Class A common stock to decline. If there are more shares of Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A common stock and sellers remain willing to sell the shares of Class A common stock.

Investors will experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our Class A common stock will be substantially higher than the net tangible book value per share of our outstanding Class A common stock at the time of the sale, investors will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share after this offering and will suffer substantial dilution in the net tangible book value of the Class A common stock purchased in this offering. See “Dilution.”

The price per share of our Class A common stock being offered may be higher than the net tangible book value per share of our outstanding Class A common stock prior to this offering. Assuming that an aggregate of 9,118,774 shares of our Class A common stock are sold at a price of $2.83 per share, the last reported sale price of our Class A common stock on the Nasdaq Capital Market on February 9, 2022, for aggregate gross proceeds of approximately $25.2 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $1.83 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Class A common stock or securities convertible or exchangeable for our Class A common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of the Class A common stock offered in this offering.

Future sales of our securities could adversely affect the market price of our Class A common stock.

Future sales of substantial amounts of our Class A common stock, in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our Class A common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new shares of our Class A common stock at a time and price that we deem appropriate. We may also raise capital by issuing preferred stock that has dividend, voting, liquidation, or other rights and preferences that are senior to our Class A common stock, or other securities. The securities may also be convertible into shares of our Class A common stock, which may dilute the value of our Class A common stock. Our Board has the authority to issue preferred stock without seeking stockholder approval. See “Description of Capital Stock” in the accompanying base prospectus.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to A.G.P. at any time and from time to time during the term of the sales agreement. The actual number of shares Class A common stock that are sold to or through A.G.P. on our behalf pursuant to any placement notice we deliver to A.G.P. will depend on the market price of the Class A common stock during the periods in which sales are made and any restrictions or limitations applicable to such sales, such as a minimum price below which sales may not be made, that we may include in such placement notice or that otherwise apply under the sales agreement. Because the price per share of each share of Class A common stock sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued and sold.

The Class A common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We do not intend to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Class A common stock.

We currently intend to retain any future earnings to support the growth and development of our business and do not anticipate paying declaring or paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors (our “Board”) after taking into account various factors, including without limitation, our future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board may deem relevant. To the extent we do not pay dividends, our Class A common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Class A common stock after price appreciation as the only way to realize their investment, and if the price of our Class A common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Class A common stock.

S-7

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold to or through A.G.P. under the sales agreement and the prices at which they are sold. There can be no assurance that we will be able to sell any shares of Class A common stock under the sales agreement with A.G.P. or to what extent we will be able to utilize the sales agreement.

We intend to use the net proceeds from this offering, if any, for working capital, investments, acquisitions and general corporate purposes. The precise amount and timing of the application of these net proceeds will depend on our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the shares of Class A common stock if any.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospectus, contractual arrangements, any limitations on payment of dividends present in any future debt agreements, and other factors that our Board may deem relevant.

S-8

DILUTION

Our net tangible book value as of December 31, 2021 was approximately $11.6 million, or $0.43 per share of our Class A common stock. Net tangible book value per share of Class A common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our Class A common stock outstanding. Purchasers of our Class A common stock in this offering will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

After giving effect to the sale of our Class A common stock in the aggregate amount of $25.2 million at an assumed offering price of $2.83 per share, the last reported sale price of our Class A common stock on the Nasdaq Capital Market on February 9, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $35.8 million, or $1.00 per share. This represents an immediate increase in net tangible book value of $0.57 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.83 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Class A common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share	$2.83
Net tangible book value per share as of December 31, 2021	$0.43
Increase in net tangible book value per share attributable to the offering	$0.57
As adjusted net tangible book value per share after giving effect to the offering	$1.00
Dilution per share to new investors participating in the offering	$1.83

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 27,021,875 shares of our Class A common stock outstanding as of December 31, 2021 and excludes:

•	417,401 shares of Class A common stock issuable upon exercise of stock options outstanding as of December 31, 2021, at a weighted average exercise price of $2.02 per share;

•	2,047,471 shares of our Class A common stock underlying outstanding restricted stock units;

•	532,385 shares of common stock reserved for future issuance under our 2018 Stock and Incentive Compensation Plan, as of December 31, 2021; and

•	289,834 shares of our Class A common stock for issuance under our 2014 Employee Stock Purchase Plan.

The foregoing table does not give effect to the exercise of any outstanding options. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue shares of Class A common stock in connection with raising additional capital, there may be further dilution to new investors.

S-9

PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our Class A common stock from time to time to or through A.G.P., acting as our sales agent or principal. The sales of our Class A common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell shares of our Class A common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Class A common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent or principal, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our Class A common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of Class A common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Class A common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust, or similar account. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Class A common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Class A common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for certain specified expenses incurred by A.G.P., including the fees and disbursements of its legal counsel incurred by A.G.P. in connection with entering into the sales agreement in an amount not to exceed $40,000, plus up to $10,000 per future year for other expenses after the date of this prospectus supplement in connection with its further periodic due diligence investigation of our company in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding discounts, commissions, and reimbursements payable to A.G.P. under the sales agreement, will not exceed approximately $40,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions, and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Class A common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Class A common stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of Common Stock under the sales agreement.

In connection with the sale of the Class A common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilize our Class A common stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of Class A common stock subject to the agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days’ prior notice to us.

A.G.P. and its affiliates may in the future provide, investment banking, commercial banking, and other financial services for us in the ordinary course of business, for which services that may in the future receive customary fees.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement and the accompanying base prospectus electronically.

S-10

LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Certain legal matters in connection with this offering will be passed on for the sales agent by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. at June 30, 2021 and 2020, and for the years then ended, incorporated by reference in this prospectus supplement and registration statement have been audited by MSL, P.A., an independent registered public accounting firm, as set forth in their report thereon appearing in LightPath Technologies, Inc.’s Annual Report on Form 10-K, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

S-11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents.  The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus.  Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

(a)	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 13, 2021;

(b)

our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 10, 2021, and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, filed with the SEC on February 10, 2022;

(c)

our Current Reports on Form 8-K (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on September 27, 2021, November 15, 2021, and December 23, 2021;

(d)	Our Definitive Proxy Statement on Schedule 14A filed on September 27, 2021; and

(e)

the description of our Class A common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed on September 13, 2021, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person to whom a copy of this prospectus supplement is delivered may obtain without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in any such documents).  Requests for copies of documents should be directed to Investor Relations Department, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826, telephone number (407) 382.4003, or email at inv_rel@lightpath.com

S-12

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus supplement and the accompanying base prospectus constitute a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute part of this prospectus supplement.

S-13

$25,200,000 Class A Common Stock

__________________________________________________

PROSPECTUS SUPPLEMENT
__________________________________________________

A.G.P.

_____________, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts, commissions, and expenses. All amounts shown are estimates except for the SEC registration fee and the FINRA fee.

Amount
SEC registration fee		$7,026.66
FINRA fee		$11,870.00
Nasdaq listing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing expenses	$	*
Transfer agent fees	$	*
Trustee fees and expenses	$	*
Warrant agent fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

__________

* These fees and expenses depend on the number of securities offered and number of issuances, and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL provides for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our Certificate of Incorporation provides that the personal liability of each member of our Board or our stockholders for monetary damages for breach of fiduciary duty as a director is eliminated. The effect of this provision in the Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. Specifically, Article TENTH of the Certificate of Incorporation provides as follows:

TENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the GCL. This Article shall eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

In addition, Article 7 of our Bylaws provides, in summary, that we are required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit action or proceeding by reason that such person is or was our officer, director, employee, or agent. Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law. Unless required by law, no such indemnification is required by us of any person initiating such suit, action, or proceeding without Board authorization. Expenses are payable in advance if the indemnified party agrees to repay the amount if he or she is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

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ITEM 16. EXHIBITS.

Exhibit No.	Description
1.01*	Form of Underwriting Agreement.

1.02**	Sales Agreement, dated February 15, 2022 by and between LightPath Technologies, Inc. and A.G.P. / Alliance Global Partners.

3.1.1

Certificate of Incorporation of LightPath Technologies, Inc., filed June 15, 1992 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.1 to our Annual Report on Form 10-K (File No. 000-25748) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.2

Certificate of Amendment to Certificate of Incorporation of LightPath Technologies, Inc., filed October 2, 1995 with the Secretary of State of Delaware, which was filed as exhibit 3.1.2 to our Annual Report on Form 10-K (File No. 000-25748) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.3

Certificate of Designations of Class A common stock and Class E-1 common stock, Class E-2 common stock, and Class E-3 common stock of LightPath Technologies, Inc., filed November 9, 1995 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.3 to our Annual Report on Form 10-K (File No. 000-25748) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.4

Certificate of Designation of Series A Preferred Stock of LightPath Technologies, Inc., filed July 9, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.4 to our Annual Report on Form 10-KSB40 filed with the Securities and Exchange Commission on September 11, 1997, and is incorporated herein by reference thereto.

3.1.5

Certificate of Designation of Series B Stock of LightPath Technologies, Inc., filed October 2, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Quarterly Report on Form 10-QSB (File No. 000-27548) filed with the Securities and Exchange Commission on November 14, 1997, and is incorporated herein by reference thereto.

3.1.6

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed November 12, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Quarterly Report on Form 10-QSB (File No. 000-27548) filed with the Securities and Exchange Commission on November 14, 1997, and is incorporated herein by reference thereto.

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3.1.7

Certificate of Designation of Series C Preferred Stock of LightPath Technologies, Inc., filed February 6, 1998 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No. 333-47905) filed with the Securities and Exchange Commission on March 13, 1998, and is incorporated herein by reference thereto.

3.1.8

Certificate of Designation, Preferences and Rights of Series D Participating Preferred Stock of LightPath Technologies, Inc. filed April 29, 1998 with the Secretary of State of Delaware, which was filed as Exhibit 1 to our Registration Statement on Form 8-A (File No. 000-27548) filed with the Securities and Exchange Commission on April 28, 1998, and is incorporated herein by reference thereto.

3.1.9

Certificate of Designation of Series F Preferred Stock of LightPath Technologies, Inc., filed November 2, 1999 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No: 333-94303) filed with the Securities and Exchange Commission on January 10, 2000, and is incorporated herein by reference thereto.

3.1.10

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed February 28, 2003 with the Secretary of State of Delaware, which was filed as Appendix A to our Proxy Statement (File No. 000-27548) filed with the Securities and Exchange Commission on January 24, 2003, and is incorporated herein by reference thereto.

3.1.11

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed March 1, 2016 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.11 to our Quarterly Report on Form 10-Q (File No: 000-27548) filed with the Securities and Exchange Commission on November 14, 2016, and is incorporated herein by reference thereto.

3.1.12

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed October 30, 2017 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on October 31, 2017, and is incorporated herein by reference thereto.

3.1.13

Certificate of Amendment of Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock, and Class E-3 Common Stock of LightPath Technologies, Inc., filed October 30, 2017 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on October 31, 2017, and is incorporated herein by reference thereto.

3.1.14

Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series D Participating Preferred Stock of LightPath Technologies, Inc., filed January 30, 2018 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 1, 2018, and is incorporated herein by references thereto.

3.2

Second Amended and Restated Bylaws of LightPath Technologies, Inc., which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 2, 2021, and is incorporated herein by reference thereto.

4.1*	Form of Warrant.

4.2*	Form of Warrant Agreement.

4.3*	Form of Unit Agreement.

5.1**	Opinion of Baker & Hostetler LLP.

23.1**	Consent of MSL, P.A., independent registered public accounting firm.

23.2**	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included in the signature page of this Registration Statement).

107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K, if, applicable.
**	Filed herewith

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on February 15, 2022.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Shmuel Rubin
Shmuel Rubin
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of LightPath Technologies, Inc., hereby, severally constitute and appoint Shmuel Rubin and Albert Miranda, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LightPath Technologies, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Shmuel Rubin	President & Chief Executive Officer, and Director	February 15, 2022
Shmuel Rubin	(Principal Executive Officer)

/s/ Albert Miranda	Chief Financial Officer	February 15, 2022
Albert Miranda	(Principal Financial and Accounting Officer)

/s/ Louis Leeburg	Director, Chairman of the Board	February 15, 2022
Louis Leeburg

/s/ Sohail Khan	Director	February 15, 2022
Sohail Khan

/s/ M. Scott Faris	Director	February 15, 2022
M. Scott Faris

/s/ Joseph Menaker	Director	February 15, 2022
Joseph Menaker

/s/ S. Eric Creviston	Director	February 15, 2022
S. Eric Creviston

/s/ Craig Dunham	Director	February 15, 2022
Craig Dunham

/s/ Darcie Peck	Director	February 15, 2022
Darcie Peck

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